                                    EXHIBIT I



Item 3

         (b)   X   Bank as defined in Section 3(a)(b) of the Act
              ---
                   Chancellor LGT Trust Company

         (c)   X   Investment Adviser registered under Section 203 of the
              ---
Investment Advisers Act of 1940.

                   Chancellor LGT Asset Management, Inc.